UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01     Other Events.

In February 2017, Portland General Electric Company (PGE, or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2018 test year (2018 GRC, or the case). PGE’s initial filing proposed a $100 million increase in annual revenues representing an approximate 5.6% increase in overall customer prices and was based upon:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 9.75%; and

•	An average rate base of $4.6 billion.

PGE, OPUC staff and certain customer groups have now reached agreements that resolve all but one issue in the case.

On September 18, 2017, a stipulation was filed that reflects the agreements reached, with the one remaining issue related to a certain proposal to address the distribution, and associated benefits, of energy efficiency funding. In addition PGE updated its 2018 power cost estimates and load forecast, and revised depreciation costs based on the latest depreciation study.

The agreements result in an expected $32 million net increase in annual revenue requirements, which represents an approximate 1.8% increase in overall customer prices, and reflects:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 9.5%, down from the current authorized rate of 9.6%;

•	A cost of capital of 7.35%; and

•	An average rate base of $4.5 billion.

The net increase in annual revenue requirement as proposed in the Company’s initial filing and as revised consists of the following (in millions):

As Filed February 28, 2017		$100
Load and Power Cost Updates		(16)
Depreciation Study Updates		(8)
Base Business Revenue Requirement Updates:
Lower return on equity	$(10)
Lower labor costs	(9)
Adjustment to depreciation expense	(8)
Lower level of plant in service	(5)
Other reductions to rate base	(4)
Other various modifications	(8)
Subtotal		(44)
As Revised September 18, 2017		$32

The net annual revenue requirement increase will be effective January 1, 2018.

Regulatory review of the 2018 GRC will continue until the final order is issued, which is expected in December 2017. Final revenue requirement amounts subject to revision include the load forecast (finalized in September 2017), power costs (finalized November 2017) and actual cost of debt, including any additional debt issuances. Any subsequent reductions in PGE's overall cost of long-term debt through June 30, 2018 will be reflected either in the final 2018 GRC update or through a supplemental tariff filing. All stipulations remain subject to OPUC approval.

The 2018 GRC filing (OPUC Docket UE 319), as well as copies of direct testimony, exhibits and stipulations discussed above, are expected to be made available on the OPUC Internet website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 18, 2017	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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